Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 7, 2010

LIFE NUTRITION PRODUCTS, INC.
 (Name of Registrant as specified in its charter)

Delaware	333-152432	42-1743717
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS EmployeIdentification No.)

121 Monmouth Street, Suite A
Red Bank, NJ 07701
 (732) 758-1577
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 7, 2010, the Registrant (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Conqueror Group Limited, a Hong Kong corporation (“Conqueror”) and Acumen Charm Ltd., a British Virgin Islands corporation (the “Conqueror Shareholder”). Pursuant to the Agreement, at the closing of the transaction contemplated in the Agreement (the “Transaction”), the Company will acquire 100% of the issued and outstanding capital stock of Conqueror from the Conqueror Shareholder, making Conqueror a wholly-owned subsidiary of the Company.  There was no prior relationship between the Company and any of its affiliates and the Conqueror Shareholder and any of its affiliates.

Conqueror owns 100% of the equity interest of Shenyang Kai Xin, a wholly-owned foreign enterprise incorporated in the People’s Republic of China (“PRC”), which entity has entered into contractual arrangements with Liaoning New Land Food & Beverage Co., Limited (“NLFB”) and Liaoning New Land Fast Frozen Food Co. Limited (“NLFF”), each a company incorporated in the PRC, which arrangements give Conqueror effective control of the business of NLFB and NLFF.  NLFB is principally engaged in the processing and distribution of raspberry and blueberry drinks, wines and other related products in China, and NLFF is principally engaged in the cultivation, processing and distribution of fresh and frozen raspberries in the domestic market in China and internationally.

Purchase Price

In consideration for the purchase of the Conqueror Shareholder’s interest in Conqueror, the Company will issue to designees of the Conqueror Shareholder  a total of 23,905,000 newly issued shares of the Company’s common stock.

Closing

The  closing of the Transaction is conditioned upon, among other things, satisfactory due diligence investigations by the parties, the cancellation of a total of 13,787,800 shares of the Company’s common stock by certain shareholders of the Company, the ability of certain designees of Conqueror to purchase a total of 4,010,000 shares of the Company’s common stock from non-affiliated shareholders of the Company in unrelated transactions, the accuracy at closing of the representations made by the parties in the Agreement, and the obtaining of necessary consents.  In addition, if the closing of the Transaction does not occur on or before October 31, 2010, the Agreement may be cancelled by either party.

A copy of the Agreement is incorporated by reference and is filed as Exhibit 2.1 to this Form 8-K. The description of the Transaction contemplated by the Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated by this reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

2.1	Share Exchange Agreement dated as of September 7, 2010 by and among Life Nutrition Products, Inc., Conqueror Group Limited and Acumen Charm Ltd.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about the Registrant’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “the Registrant believes,” “management believes” and similar words or phrases. The forward-looking statements are based on the Registrant’s current expectations and are subject to certain risks, uncertainties and assumptions. The Registrant’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Registrant on the date hereof, and the Registrant assumes no obligation to update any such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:           September 7, 2010

Life Nutrition Products, Inc.

By:	/s/ Michael M. Salerno
By: Michael M. Salerno, President